                                                                   EXHIBIT 10.16

                          EMPLOYMENT, NON-COMPETITION
                        AND STOCK REPURCHASE AGREEMENT


     This Employment, Non-Competition and Stock Repurchase Agreement (this "Agreement") dated as of March 12, 1998, is by and between IMPAC Group, Inc., a
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Delaware corporation formerly known as KFI Holding Corporation, with its principal executive offices at 1950 North Ruby Street, Melrose Park, Illinois 60160-1178 (the "Company"), and H. Scott Herrin (the "Employee"), an individual
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residing at _____________________________________________________________.

     This Agreement is being entered into in connection with (a) the Investment Agreement dated as of February 19, 1998 (the "Investment Agreement"), by and
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among the Company, Heritage Fund I Investment Corporation ("Heritage"), the
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Employee and certain other investors in the Company, (b) the Agreement and Plan of Merger dated as of February 19, 1998 (the "Merger Agreement"), by and among
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the Company, Klearfold, Inc., AGI Incorporated, and others, and (c) the Stockholder Agreement of even date herewith (the "Stockholder Agreement") among
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the Company, the Employee and certain other stockholders of the Company. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Stockholder Agreement.

     The Company and the Employee agree as follows:

     1. DEFINITIONS. As used herein, the following terms shall have the meanings specified below:

     "Act" means the Security Act of 1933, as amended.
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     "Additional Severance Period" has the meanings specified in Sections 5(a)
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and 5(b) hereof.

     "AGI" means AGI Incorporated, an Illinois corporation.
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     "Base Severance Compensation" has the meaning specified in Section 5(a)
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hereof.

     "Board" means the Board of Directors of the Company.
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     "Board Right Period" means the period during which the Employee shall not
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have irrevocably waived by written notice to the Company and the other Herrin

Stockholders (as defined in the Stockholder Agreement), or granted an irrevocable proxy in favor of the other Herrin Stockholders to exercise, his rights to participate with the other Herrin Stockholders in designating one or more directors of the Company pursuant to Section 3.1 of the Stockholder Agreement or to attend board meetings pursuant to Section 6.2(l) of the Investment Agreement.

     "Bonus Plan" has the meaning specified in Section 3(b) hereof.
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     "Cause" means the Employee's (i) commission of a breach of the provisions
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of Section 8 hereof, (ii) habitual and willful neglect of the performance of the Employee's duties as set forth in Section 2(a) hereof, such neglect having continued for a period of 30 days after written notice thereof is given by the Board to the Employee, (iii) commission of an act of fraud, misappropriation, or dishonesty in connection with his employment by the Company, or (iv) conviction of or plea of nolo contendere to a felony. Notwithstanding any other provision of this Agreement, the Employee shall not be terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the Board by a vote of not less than 80% of the Directors (excluding the Employee, if a member of the Board) at a meeting called and held for the purpose (within twelve (12) months of the date of the Board's becoming aware of the condition or conditions constituting Cause, as set forth in clauses (i) - (iv) above, and after reasonable notice to the Employee and an opportunity for him, together with his counsel, to be heard by the Board), finding that in the good faith opinion of the Board, one of the conditions set forth above in this definition of Cause had been fulfilled, and specifying the particulars thereof.

     "Certificate of Value" has the meaning specified in the definition of "Fair
      ----------- -- -----
Market Value".

     "Charter" means the Company's Amended and Restated Certificate of
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Incorporation and all amendments thereto.

     "Closing Date" means the date of this Agreement.
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     "Common Stock" means the Company's Series A Common Stock, $.001 par value
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per share, and any capital stock of the Company which is (a) not subject to redemption, or (b) issued to the holders of shares of Common Stock upon any reclassification thereof.

     "Company" has the meaning specified in the preamble hereto, and, unless the
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context otherwise requires, shall include all Subsidiaries of the Company.

     "Company Non-Repurchase Notice" has the meaning specified in Section 6.1(b)
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hereof.

     "Company Repurchase Notice" has the meaning specified in Section 6.1(b)
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hereof.

     "Delayed Closing Date" has the meaning specified in Section 7.1(b) hereof.
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     "Designated Term" has the meaning specified in Section 2(b) hereof.
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     "Disability" shall mean that an independent medical doctor (selected by the
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Company's health or disability insurer) certifies that the Employee has for 180 consecutive days or 240 non-consecutive days in any twelve (12) month period been disabled in a manner which seriously interferes with his ability to perform his duties under this Agreement and which is reasonably expected to continue indefinitely.

     "Disposition Event" shall mean any merger, consolidation or sale of more
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than 50% of the Company's assets or other similar corporate action (including, without limitation, a recapitalization) pursuant to which the holders of Common Stock receive cash, securities or other property, or any transaction as a result of which the Company is acquired by the purchase of more than a majority of its common equity.

     "Fair Market Value" means, unless otherwise specified in the definition of
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"Market Value Per Share", the fair market value of the entire common stock equity of the Company (without premium for control or discounts for minority interests, restrictions on transfer or lack of voting rights), as determined in good faith by the Board at a meeting at which a quorum of the Board is present in accordance with the Stockholder Agreement, or by unanimous written consent, calculated as of such date, provided that in making such determination the Board may in its sole discretion rely upon an appraisal or valuation of an Independent Appraiser selected in good faith by the Board and conducted within the six (6) month period preceding the date of the Board's determination, and as certified by a duly authorized officer of the Company in a Certificate of Value (a "Certificate of Value") which shall be kept as part of the minutes and other
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corporate records of the Company.

     "Formula Value" means, with respect to any date, the amount which is equal
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to the aggregate of (a) the product obtained by multiplying EBITDA (as defined below) during the 12 full calendar months immediately preceding such date by five and seven-tenths (5.7), less (b) the sum of (i) the Company's consolidated
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funded indebtedness outstanding on such date, including (without limitation) obligations under capitalized leases, and (ii) the liquidation value of, and accrued dividends on, any preferred stock of the Company outstanding on such date, plus (c) the aggregate cash balances and cash equivalents of the Company
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and its Subsidiaries on such date.  As used in this definition, "EBITDA" for any
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period, means
the Consolidated Net Income (as defined below) of the Company and its Subsidiaries for such period plus to the extent deducted in determining Consolidated Net Income all (a) income taxes (including reserves for deferred income taxes), (b) gross interest expense, (c) depreciation and (d) amortization, all determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied for such period. As used in this definition, "Consolidated Net Income" means, for any period, the
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net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with generally accepted accounting principles consistently applied, after eliminating all intercompany items and after adjustment for any add-backs or other similar adjustments properly made in connection with the transactions contemplated by the Merger Agreement and the Investment Agreement, but excluding from the definition of Consolidated Net Income any extraordinary gains and/or losses and any gains and/or losses from the sale or other disposition of assets other than in the ordinary course of business, all determined in accordance with generally accepted accounting principles consistently applied.

     "Free Termination Period" means the calendar month of May, 1999.
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     "Good Reason" means (i) (A) diminution by the Board or the President of the
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Employee's responsibilities, duties or authority as President of Klearfold and Executive Vice President of the Company, or any other senior executive position as may be offered by the Company and which the Employee in his sole discretion may accept in accordance with Section 2(c) below, provided that maintenance by the Company of the Employee in a position with the same responsibilities, duties and authority as enjoyed by the Employee in his capacity as President of Klearfold and Executive Vice President of the Company, but without the title of President of Klearfold, shall not constitute Good Reason, so long as no other person holds the title President of Klearfold and no such change is made prior to December 31, 1998, or (B) interference by any senior executive employee of the Company (other than the President and/or such other executive officer to whom the Employee is required to report, if reporting to such Person does not constitute Good Reason pursuant to clause (iv) below) with the Employee's responsibilities, duties or authority in the Employee's position as described above, or (C) assignment to the Employee of any duties inconsistent with the Employee's position as described above, in any such case other than in an insignificant manner, and any such diminution (as described in clause (A) above) occurring after the Employee's acceptance of another position pursuant to and in accordance with Section 2(c) below, interference (as described in clause (B) above), or mis-assignment (as described in clause (C) above) is not remedied or corrected within 30 days after reasonably detailed written notice thereof, setting forth sufficient information to permit the Company to take action to remedy or correct such matter, is given by the

Employee to the Company, provided that upon the third occurrence of any complained-of matter, the Employee shall be entitled to notify the Company thereof and thereupon to terminate his employment with the Company for Good Reason; (ii) failure by the Company to pay and provide to the Employee the compensation or benefits provided for in Section 3 hereof, and, any time following the end of the Designated Term, any decrease in the compensation or benefits provided for in Section 3 hereof (including, without limitation, any failure to provide cost of living increases even after the end of the Designated
Term) which failure or decrease is not cured or remedied within 30 days after written notice thereof is given by the Employee to the Company; (iii) the Board requiring the Employee to be permanently based anywhere other than within 25 miles of the Employee's present office location in Warrington, Pennsylvania (excluding business-related travel); or (iv) the Employee becoming obligated to report to or accept assignments from any Person other than the President of the Company or a single Person who directly reports to the President of the Company.

     Heritage" has the meaning specified in the preamble.
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     "Herrin Shares" means the Shares hereunder, and the Shares under and
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as defined in the Employment, Non-Competition and Stock Repurchase Agreement between the Company and Melvin B. Herrin.

     "Independent Appraiser" means an investment banking or accounting firm
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or independent appraiser of nationally recognized standing and at least ten years experience in evaluating businesses similar to the Company and its Subsidiaries, and not an Affiliate (as defined in the Stockholder Agreement) of the Company or any of its Subsidiaries or any stockholder of the Company.

     "Initial Post-Term Severance Period" has the meaning
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specified in Section 5(b) hereof.

     "Initial Severance Period" has the meaning specified in
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Section 5(a) hereof.

     "Insurance Policy" means an insurance policy purchased or to be
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purchased by the Company insuring against the occurrence of the Repurchase Event, with the Company as beneficiary, the proceeds of which policies are to be used exclusively to fund the payment of the repurchase price for the Herrin Shares.

     "Investment Agreement" has the meaning specified in the
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preamble hereto.

     "Klearfold" means Klearfold, Inc., a Pennsylvania
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corporation.

     "Klearfold Merger Agreement" means the Agreement and Plan of Merger
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dated as of June 6, 1996, by and among Heritage, the Company, KFI/Heritage Acquisition Corporation, Klearfold, the Employee and Melvin B. Herrin.

     "Market Value Per Share" means, with respect to any date, the quotient
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obtained by dividing (a) the sum of (i) the most recently determined Fair Market Value of the Company plus (ii) an amount equal to the aggregate consideration
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which would then be payable to the Company, assuming the exercise at such time of all then outstanding and exercisable warrants, options, or convertible securities pursuant to which the Company would, upon exercise, then be obligated to issue Common Stock, other than warrants or options the strike or exercise price of which at such time is greater than the Market Value Per Share determined without including any then outstanding and exercisable warrants or options, by (b) the sum of (i) the number of shares of Common Stock then
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outstanding, plus (ii) the number of shares of Common Stock then issuable upon
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exercise of all then outstanding and exercisable warrants, options, or convertible securities pursuant to which the Company would, upon exercise, then be obligated to issue Common Stock, other than warrants or options the strike or exercise price of which at such time is greater than the Market Value Per Share determined without including any then outstanding and exercisable warrants or options, provided, however, that in the event that on the date with respect to which Market Value Per Share is being determined, more than six (6) months shall have elapsed since the date of execution of the most recent Certificate of Value, then the Fair Market Value of the Company for purposes of clause (a)(i) of this definition of Market Value Per Share shall be calculated as the Formula Value of the Company as of the date with respect to which Market Value Per Share is being determined. In the event that either (x) the Employee (for the purposes of this definition, including any Personal Representative of the Employee), or
(y) if (and only if) the Fair Market Value of the Company would otherwise be determined by reference to the Formula Value in accordance with the foregoing proviso, the Company, so elects (the electing party being referred to as the "Requesting Party"), by written notice to the Company (in the case of any
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election by the Employee) or to the Employee (in the case of any election by the Company) (the party receiving such notice, the "Non-Requesting Party") within
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five (5) days of any determination of Market Value Per Share in accordance with the preceding sentence, the Fair Market Value of the Company shall be determined either by one Independent Appraiser selected by the Requesting Party and acceptable to the Non-Requesting Party in its sole discretion, or, if the Requesting Party and the Non-Requesting Party are unable to agree upon the identity of such an Independent Appraiser within fifteen (15) days after the date of the Requesting Party's notice to the Non-Requesting Party, by two Independent Appraisers, selected one by the Requesting Party and one by the Non-Requesting Party, who shall work together to determine in good faith one Fair Market Value of the Company acceptable to both Independent Appraisers. The appraisal of such Independent Appraiser(s) shall be delivered to the Requesting Party and the Non-

Requesting Party within 60 days after the date of the Requesting Party's notice to the Non-Requesting Party requesting an appraisal. In the event that two Independent Appraisers are appointed and they are unable to reach an agreement as to the Fair Market Value of the Company within such 60 day period, the Appraised Fair Market Value shall be calculated by adding the two Fair Market Values of the Company, as determined in good faith within such period by each of such Independent Appraisers, and dividing the sum thereof by two. The Fair Market Value of the Company determined by such Independent Appraiser(s) in accordance with this definition (the "Appraised Fair Market Value") shall be
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conclusive and shall be used to determine the Market Value Per Share hereunder, and judgment thereon may be entered in any court of competent jurisdiction. All expenses of the Independent Appraiser or Independent Appraisers appointed pursuant to this definition shall be borne by the Company, except that if the Appraised Fair Market Value is less than 115% of the Fair Market Value of the Company determined pursuant to the first sentence of this definition, all expenses of such Independent Appraiser(s) shall be borne by the Requesting Party.

     "Merger Agreement" has the meaning specified in the preamble hereto.
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     "Original Employment Agreement" means the Executive Employee Agreement
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dated as of June 7, 1996, between the Employee and the Company.

     "Original Price Per Share" means, as to all Shares acquired pursuant
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to the Investment Agreement, $340.00 per Share, and as to all other Shares, the actual price per Share paid by the Employee upon the acquisition of such Shares.

     "Other Executive" means the other senior executive employees of the
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Company and the Subsidiaries who are party to Employment, Non-Competition and Stock Repurchase Agreements with the Company dated of even date herewith, i.e. James Oppenheimer, Richard Oppenheimer, David Underwood and Dean Henkel.

     "Person" means an individual, partnership, corporation, limited liability
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company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

     "Personal Representative" means the successor or legal representative
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(including without limitation, a guardian, executor, administrator or conservator) of the Employee following his death or legal incompetence.

     "Public Offering" means any sale of Common Stock to the public pursuant
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to a public offering registered under the Act.

     "Public Sale" means any Public Offering or any sale of Common Stock to
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the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Act.

     "Put Closing" has the meaning specified in Section 6.2(a) hereof.
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     "Put Notice" has the meaning specified in Section 6.2(a) hereof.
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     "Put Period" has the meaning specified in Section 6.2(a) hereof.
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     "Put Rejection Notice" has the meaning specified in Section 6.2(d) hereof.
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     "Qualified Public Offering" means an underwritten Public Offering,
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pursuant to an effective registration statement under the Securities Act, covering the offer and sale of shares of Common Stock in which an aggregate of not less than $25,000,000 of gross proceeds from such public offering are received by the Company and the selling stockholders.

     "Related Persons" means the Employee's parents, spouse, children and
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grandchildren.

     "Repurchase Event" has the meaning specified in Section 6.1 (a) hereof.
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     "Restricted Period" has the meaning specified in Section 8(b) hereof.
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     "Severance Extension Notice" has the meaning specified in Section 5(a)
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hereof.

     "Severance Notice" has the meaning specified in Section 5(b) hereof.
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     "Severance Release" has the meaning specified in Section 5(a) hereof.
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     "Shares" means (a) all shares of Common Stock acquired by the Employee
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from time to time, whether pursuant to the Investment Agreement, upon exercise of any rights of first refusal or pre-emptive rights under the Stockholder Agreement, any repurchase rights as a Co-Manager under any Agreement relating to Employment and Stock Ownership between the Company and any other employee of the Company, upon exercise of any options, warrants, or other rights to purchase shares of Common Stock, or otherwise, (b) any shares of Common Stock into which such shares of Common Stock have been converted, (c) any capital stock or other securities into which or for which such shares of Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company, and (d) any shares of capital stock issued with respect to the foregoing pursuant to a stock split or stock dividend, which at the time of the

Employee's Termination of Employment are owned by the Employee or any Person owning shares transferred to him pursuant to Section 1.1(b) and 1.1(e) of the Stockholder Agreement by the Employee or any other Herrin Stockholder, as defined pursuant to the Stockholder Agreement or any (direct or indirect) transferees of the Employee or any other Herrin Stockholder pursuant to that provision.

     "Stockholder Agreement" has the meaning specified in the preamble hereto.
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     "Subsidiary" means, with respect to the Company, any corporation a majority
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(by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by the Company or by a Subsidiary of the Company, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency and including without limitation AGI and Klearfold.

     "Termination for Under-Performance" means a Termination of Employment
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of the Employee by the Company without Cause, where the Board shall have by resolution duly adopted by a vote of not less than 80% of the Directors (excluding the Employee, if then a member of the Board), identified such Termination of Employment as having occurred as a result of under-performance by the Employee in his employment hereunder, provided however, that except as expressly stated in Section 5 hereof, any such Termination of Employment shall be treated as a Termination of Employment by the Company without Cause for all purposes hereunder.

     "Termination of Employment" means the Employee's ceasing to be an
      ----------- -- ----------
employee of the Company or any of its Subsidiaries, whether voluntary or involuntary, for any reason or for no reason, including without limitation, for resignation, death or Disability of the Stockholder, and whether or not for Cause or for Good Reason.

     "Variable Severance Compensation" has the meaning specified in Section 5
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(a) hereof.

     2.   EMPLOYMENT.

     (A) EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Company agrees to employ the Employee, and the Employee agrees to serve, as the President of Klearfold and the Executive Vice President of the Company, or such senior executive position with the Company, bearing a title other than President of Klearfold, as may have been offered to the Employee and accepted by him in his sole discretion pursuant to and in accordance with Section 2(c) below, in each case having such powers and duties as are consistent with such position(s), subject to the directions of the Board, the President of the Company and/or another Person designated by the President who reports directly to the President.

     (B) DESIGNATED TERM. The Employee's employment by the Company hereunder, which commenced on the date of the Original Employment Agreement, shall continue until terminated in accordance with Section 4 hereof, provided that, subject to the other terms and conditions hereof, the term of employment shall be at least until June 7, 2001 (the period from the date hereof to June 7, 2001 being referred to herein as the "Designated Term"), and provided, further
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that from and after June 8, 2001, subject to the provisions of Section 5 hereof, the Employee's employment hereunder shall be at will.

     (C) CHANGE IN POSITION. In the event that the President of the Company offers to the Employee an alternative position to his position as President of Klearfold (it being agreed that the Employee's title of Executive Vice President of the Company shall be maintained in any such event), such offer shall be made in writing to the Employee, setting forth the Employee's proposed additional title, together with a brief description of his proposed alternative position and its duties and responsibilities. In the event that the Employee either (i) accepts the proposed title and position by written notice to the Company, or
(ii) maintains his employment with the Company for a period of ninety (90) days following the date of the President's offer of such title and position, then, and notwithstanding any reservation at such time of the Employee's right to terminate his employment for Good Reason at a time subsequent thereto, the Employee shall be deemed to have accepted such title and position for purposes of Section 2(a) above and clause (i) of the definition of "Good Reason".

     (D) TERMINATION OF ORIGINAL EMPLOYMENT AGREEMENT. The parties agree that upon the date hereof, the Original Employment Agreement shall terminate and be of no further force and effect, provided that no compensation shall be payable to the Employee as a result of such termination other than compensation accrued and unpaid under Section 2(a) of the Original Employment Agreement at the time of such termination.

     3. COMPENSATION. During the Designated Term, the Company shall pay and provide to the Employee the compensation set forth below:

     (A) BASE SALARY. The Company shall pay to the Employee a base salary, prorated and payable in installments in accordance with Klearfold's usual payroll practices. Such base salary shall be at the rate of $325,000 per annum for 1998, and thereafter such base salary shall be adjusted annually based upon the percentage increase, if any, in the Consumer Price Index, All Items, Philadelphia as published by the Bureau of Labor Statistics (the "CPI"), as
                                                                  ---
follows: The Employee's base salary for each of the years 1999-2001 shall be calculated by multiplying the Employee's 1998 base salary by a fraction, the numerator of which is the average CPI for the twelve months of the year preceding the year for which such base salary is being calculated, and the denominator of which is the CPI for December 1997. In no event will any such adjustment reduce the Employee's base salary for any year below that in effect for the preceding year.

     (B) BONUSES. The Employee shall be entitled to participate in the Company's Executive Bonus Plan (the "Bonus Plan"), a copy of which is appended
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hereto and incorporated herein by this reference.

     (C) FRINGE BENEFITS. In addition to the Employee's base salary and any bonuses to which the Employee may become entitled under the Bonus Plan, the Company shall provide to the Employee additional benefits as provided to other employees of the Company and its Subsidiaries whose base salary and level of responsibility are comparable to those of the Employee, including as described in the attached Schedule of Benefits.
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     (D) VACATION. The Employee shall be entitled to four (4) weeks vacation each calendar year. Any vacation shall be taken at the reasonable and mutual convenience of the Company and the Employee. Accrued vacation not taken in any calendar year will not be carried forward or used in any subsequent calendar year, provided, however, if any accrued vacation is not taken by the Employee in any calendar year at the request of the Employer, then the Employee shall be entitled to carry forward and use such accrued vacation in the immediately following calendar year but not in any subsequent calendar year.

     4. TERMINATION. The Employee's employment hereunder shall terminate upon the occurrence of any of the following events:

     (A)  the Employee's death or Disability; or

     (B) the termination of the Employee's employment hereunder by the Company, for Cause by written notice to the Employee; or

     (C) the termination of the Employee's employment hereunder by the Company, without Cause, by written notice to the Employee; or

     (D) the termination of the Employee's employment hereunder by the Employee, for Good Reason, by written notice to the Company; or

     (E) the termination of the Employee's employment hereunder by the Employee, without Good Reason, by 30 days' prior written notice to the Company or;

     (F) the termination of the Employee's employment hereunder by the Employee during the Free Termination Period, which termination shall be accomplished by delivery of written notice to the Company.

     5.   SEVERANCE. Notwithstanding any other provision of this Agreement:

     (A) If the Employee's employment with the Company terminates pursuant to either Section 4(c) (by the Company without Cause) or Section 4(d) (by the Employee for Good Reason) during the Designated Term, then the Company shall, upon delivery to the Company of a release of any claims of the Employee against the Company and its stockholders, directors, officers, employees, agents or other affiliates arising out of his employment relationship (other than claims to any compensation or benefits payable under or to be provided pursuant to this
Section 5, or any rights of the Employee under Sections 6 or 7 hereof) executed by the Employee and reasonably satisfactory in form and substance to the Company (a "Severance Release"), continue to pay and provide to the Employee (A) the
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compensation payable to him pursuant to Section 3(a) hereof, and (B) the benefits provided to him pursuant to Section 3(c) hereof (the compensation and benefits described in clauses (A) and (B), together, such Employee's "Base
                                                                      ----
Severance Compensation"), and, unless such Termination of Employment was a
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Termination for Under-Performance, (C) any bonus accrued or earned by the Employee pursuant to the Bonus Plan and attributable to the Employee's performance for the portion of the year prior to his Termination of Employment, on a one-time only basis payable at the time of payment of bonuses to other executive employees under the Bonus Plan, and (D) for each year, 50% of an amount equal to the compensation payable to the Employee pursuant to Section 3(a), multiplied by a fraction, the numerator of which equals the aggregate bonus actually payable with respect to the preceding year to the Company's other executive employees in the same bonus pay-out range as the Employee was in prior to his Termination of Employment, and the denominator of which equals the aggregate salary of such other executive employees for such preceding year (the compensation described in clauses (C) and (D) together, such Employee's "Variable Severance Compensation") for a period (the "Initial Severance Period")
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equal to the longer of (i) the remainder of the Designated Term, and (ii) the one-year period following the date of such Termination of Employment, but this clause only being applicable if, prior to the earlier of (x) the last day of the Designated Term and (y) the thirtieth (30th) day from the date of such Termination of Employment, the Company shall have notified the Employee in writing of the Company's intention, in the Company's sole discretion, so to extend the Initial Severance Period (such notice, a "Severance
                                                     ---------

Extension Notice"). In the Company's sole discretion, the Company may elect, either in the Severance Extension Notice, or by written notice to the Employee given no later than thirty (30) days prior to the end of the Initial Severance Period (as it may have been extended pursuant to the Severance Extension Notice), to continue to pay and provide to the Employee his Base Severance Compensation for an additional period (the "Additional Severance Period") of up
                                            ---------- --------- ------
to one year following the end of the Initial Severance Period (as it may have been extended pursuant to the Severance Extension Notice), provided that the Additional Severance Period shall in no event extend beyond the second anniversary of the Employee's Termination of Employment. Upon payment in full of the Employee's Base Severance Compensation and, if and when applicable, his Variable Severance Compensation, as described in this Section 5(a), the Company's obligations to pay and provide the Employee with any other compensation otherwise payable to him pursuant to Section 3 hereof, and all other rights of the Employee under Sections 2 and 3 hereof and this Section 5, shall cease as of the date of such payment in full.

     (B) If the Employee's employment with the Company terminates pursuant to either Section 4(c) (by the Company without Cause) or Section 4(d) (by the Employee for Good Reason) at any time after the end of the Designated Term, then if at the time of such Termination of Employment or within thirty (30) days thereafter, the Company shall, in its sole discretion, so have notified the Employee in writing (such notice, a "Severance Notice") and the Employee shall
                                     --------- ------
have executed and delivered to the Company a Severance Release, the Company shall continue to pay and provide to the Employee his Base Severance Compensation and, unless such Termination of Employee was a Termination for Under-Performance, his Variable Severance Compensation for a period of one year following the date of such Termination of Employment (the "Initial Post-Term
                                                           ------- ---------
Severance Period"), provided that, unless the Company shall have notified the
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Employee in writing at the time of his Termination of Employment that it did not intend to deliver a Severance Notice, the Employee's Base Severance Compensation shall be payable in any event for the portion of the 30-day period following the Termination of Employment prior to the Company's delivery either of a Severance Notice or of notice that the Company did not intend to deliver a Severance Notice. The Company may elect, in its sole discretion, by written notice to the Employee given no later than ninety (90) days prior to the end of the Initial Post-Term Severance Period to extend the period during which the Employee's Base Severance Compensation shall be payable and provided to the Employee for an additional period (also referred to herein as an "Additional Severance Period")
                                                  -------------------- ------
of up to one year from the end of the Initial Post-Term Severance Period, provided that the total period during which his Base Severance Compensation shall be payable and provided to the Employee under this Section 5(b) shall in no event extend beyond the second anniversary of the Employee's Termination of Employment. In the event that no Severance Notice has been given within thirty
(30) days after the date of the Employee's Termination of Employment pursuant to either Section 4(c) (by the Company without Cause) or Section 4(d) (by the Employee for Good Reason), then the Company's obligation to pay and provide the Employee with any compensation shall cease in any event as of the thirtieth (30th) day following the date of such Termination of Employment, and all other rights of the Employee under Sections 2, 3 and 5 hereof, shall be deemed to have ceased as of the date of such Termination of Employment. In the event that a Severance Notice is given in accordance with this Section 5(b), then upon payment in full of the Employee's Base Severance Compensation, and, if and when applicable, his Variable Severance Compensation as described in this Section 5(b), the Company's obligations to pay and provide the Employee with any of the compensation payable to him pursuant to Section 3 hereof, and all other rights of the Employee under Sections 2 and 3 hereof and this Section 5, shall cease as of the date of such payment in full.

     (C) If the Employee's employment with the Company terminates pursuant to any of Sections 4(a) (death or Disability), 4(b) (by the Company for Cause), or 4(e) (by the Employee without Good Reason) hereof, then the Company's obligations to pay and provide the Employee with any of the compensation payable to him pursuant to Section 3 hereof, and all other rights of the Employee under Sections 2 and 3 hereof and this Section 5, shall cease as of the date of such Termination of Employment.

     (D)  If the Employee's employment with the Company terminates pursuant to
Section 4(f) (by the Employee during the Free Termination Period), the Company shall continue to pay and provide to the Employee, for the remainder of the Designated Term, (i) 80% of the compensation payable to him pursuant to Section 3(a) hereof during the twelve (12) months preceding the beginning of the Free Termination Period, (ii) the benefits provided to him pursuant to Section 3(c) hereof at the levels provided during the twelve (12) months preceding the beginning of the Free Termination Period, and (iii) 80% of the Employee's Variable Severance Compensation (except that the full amount of any bonus accrued or earned by the Employee pursuant to the Bonus Plan and attributable to the Employee's performance for the portion of the year prior to his Termination of Employment shall be payable on a one-time only basis at the time of payment of bonuses to other executive employees under the Bonus Plan). Upon payment in full of the amounts, and provision in full of the benefits as described in this
Section 5(d), the Company's obligations to pay and provide the Employee with any other compensation otherwise payable to him pursuant to Section 3 hereof, and all other rights of the Employee under Sections 2 and 3 hereof and this Section 5, shall cease as of the date of such payment and provision in full.

     (E) The Employee shall not be required to mitigate the amount of any compensation payable to him pursuant to Sections 5(a) or 5(b) hereof, by seeking other employment or otherwise, provided, that in the event the Employee obtains other employment during any period for which compensation is being paid pursuant to Sections 5(a) or 5(b), the amount of compensation otherwise payable to the Employee pursuant to either of such sections shall be reduced by 50% for the period during which the Employee is so employed, provided, further, that in the event that the Employee provides evidence reasonably satisfactory to the Company that the amount of the resulting reduction in his compensation otherwise payable pursuant to Sections 5(a) or 5(b) hereof, as the case may be, exceeds the level of his compensation payable from such other employment, then his compensation pursuant to Sections 5(a) or 5(b) hereof, as applicable, shall be reduced for the period of such other employment by an amount equal to the aggregate amount of his compensation from such other employment during such period. The Employee shall promptly notify the Company if he obtains other employment during the applicable period.

     (F) Nothing in this Section 5 shall limit any other obligation which the Company may owe the Employee under any insurance policy, employee benefit plan or other retirement plan. Furthermore, upon any Termination of Employment of any type, the Company shall remain obligated to the Employee for (i) any accrued and unpaid base salary and vacation pay, (ii) reimbursement for reasonable out-of-pocket expenses incurred by Employee by or on behalf of the Company or otherwise in the performance of his duties and in accordance with applicable Company policies then in effect, and (iii) unless otherwise specified in any such plan, policy or program, payments or benefits explicitly provided under the terms of any plan, policy or program of the Company in which the Employee was a participant, or as otherwise required by applicable law.

     6.   REPURCHASE OF SHARES.

     6.1. REPURCHASE RIGHTS OF THE COMPANY.

     (A)  Upon the later to occur of the death of Melvin Herrin and the death of the Employee (the "Repurchase Event") the Company may, at its option,
                            ---------- -----
repurchase from the holders thereof, and the Personal Representative of the Employee will at the request of the Company sell to the Company, or procure the sale to the Company of, all or any portion of the Shares specified in the Company Repurchase Notice (as defined below) at a purchase price per Share equal to the Market Value Per Share as of the date of the Repurchase Event.

     (B) The Company's repurchase rights under Section 6.1(a) shall be exercisable at any time and from time to time within ninety (90) days after the date of the Repurchase Event by written notice from the Company to the Personal Representative of the Employee specifying the number of Shares to be repurchased (such notice, a "Company Repurchase Notice"), provided, however, that in the
                 ------- ---------- ------
event that the Company determines at any time prior to the expiration of the period of ninety (90) days from the date of the Repurchase Event that it does not intend to exercise its repurchase rights under Section 6.1(a) above with respect to all or any portion of the Shares, the Company shall promptly so notify the Personal Representative of the Employee in writing (such notice, the "Company Non-
                                                             ------------
Repurchase Notice"). The closing of the repurchase of Shares
---------- ------
pursuant to the Company Repurchase Notice shall be held not earlier than five
(5) days nor later than thirty (30) days after delivery of the Company Repurchase Notice. The Company's repurchase rights under Section 6.1(a) shall lapse if not exercised within the 90-day period specified in this Section 6.1(b) in accordance with the provisions hereof, except as otherwise provided in
Section 7 hereof. Upon delivery by the Company of the repurchase price for the Shares being repurchased under this Section 6.1(b) in accordance with Section
7.2 hereof, all of the Shares being repurchased shall no longer be deemed to be outstanding, all of the rights of the prior holders thereof with respect to such Shares will terminate, with the exception of the right of such holders to receive the repurchase price in exchange therefor pursuant to this Section 6.1(b), and payments pursuant to Section 6.3, if any, and the Employee (on his own behalf and on behalf of his Personal Representative and any other holder of Shares) hereby irrevocably appoints the Company as his attorney-in-fact to take all actions necessary and sign all documents required to cancel such Shares on the Company's books and records.

     6.2. PUT RIGHTS OF THE EMPLOYEE'S ESTATE.

     (A) Upon the occurrence of the Repurchase Event, the Personal Representative of the Employee will have the right, but not the obligation, to request that the Company repurchase all (and not less than all) of the Shares, for a purchase price per Share equal to the Market Value Per Share as of the date of the Repurchase Event. The put rights of the Employee' estate under this
Section 6.2 shall be exercisable at any time within sixty (60) days after the date of the Repurchase Event or, if the Repurchase Event is upon the death of the Employee, then sixty (60) days after the appointment of a Personal Representative of the Employee (any such 60-day period being referred to as a "Put Period") by notice to the Company (the "Put Notice") specifying the date,
 --- ------                                  --- ------
time and place of the closing (the "Put Closing") for such repurchase.  The put
                                    --- -------
rights of the Employee's estate under this Section 6.2 will lapse if not exercised by delivery of a Put Notice to the Company within the applicable Put Period. Within fifteen (15) days of its receipt of the Put Notice, the Company shall notify the Employee's Personal Representative in writing whether or not the Company accepts the put request set forth in the Put Notice, provided that the Company shall be required to repurchase such Shares as the Company is able to pay the purchase price for by using the proceeds of the Insurance Policy, less the cash surrender value thereof at such time.
----

     (B) In the event the Company accepts the Put Notice, or fails to reject the Put Notice within the 15-day period described in the last sentence of
Section 6.2(a), the Put Closing will be held no earlier than forty-five (45) days nor later than sixty

(60) days after delivery of the Put Notice. At the Put Closing, subject to the provisions of Section 7 hereof, Company shall purchase, and the Personal Representative of the Employee shall sell, or procure the sale to the Company of, all of the Shares. Upon tender by the Company of the purchase price for the Shares in accordance with Section 7.2 below, the Shares shall no longer be deemed to be outstanding, all of the rights of the prior holders thereof with respect to the Shares shall terminate with the exception of the right of such holders to receive the repurchase price from the Company in exchange for such Shares pursuant to this Section 6.2, and payments pursuant to Section 6.3, if any, and the Employee (on his own behalf and on behalf of his Personal Representative and any other holder of Shares) hereby irrevocably appoints the Company as his attorney-in-fact to take all actions necessary and sign all documents required to cancel such Shares on the Company's books and records.

     (C) Notwithstanding the foregoing, in the event that any payment by the Company of any portion of the purchase price for any Shares that the Employee has requested and the Company has agreed be repurchased pursuant to Section 6.2(a) is, at the time such payment would otherwise be due hereunder, limited or prohibited by law or by the terms of any of the Company's or any of its Subsidiaries' agreements with its or their lenders or any other contracts by which the Company or any of its Subsidiaries is bound, the Company may complete the repurchase of such Shares in accordance with Section 7 hereof, but in any event shall only be required at such time to repurchase that portion of the Shares, if any, for which payment of the purchase price therefor is not so prohibited.

     (D) In the event the Company rejects the Put Notice with respect to any Shares the Employee has requested be repurchased pursuant to Section 6.2(a) by written notice in accordance with the last sentence of Section 6.2(a) (notice of such rejection, a "Put Rejection Notice"), then the transfer restrictions
                   --- ----------------
pursuant to Section 1 of the Stockholder Agreement on the Shares in which the Company refuses to repurchase will thereupon automatically and without further notice be terminated, with effect from the date of delivery of the Put Rejection Notice.

     6.3. ADDITIONAL PAYMENTS UPON DISPOSITION EVENT, ETC. If, at any time within six (6) months after any closing of a repurchase by the Company pursuant to either Section 6.1 or 6.2 above the Company shall become party to a Disposition Event or the Company completes any Public Offering, or the Company or any of its stockholders enter into any written agreement or written letter of intent contemplating any of the foregoing which transaction is consummated within 180 days thereafter, then the Company shall, simultaneously with the consummation of any such transaction or at such later time as any payment described below is received by the Company or any of its stockholders, make an additional payment to the Personal Representative of the Employee in an amount per Share repurchased from the Personal Representative of the Employee by the Company pursuant to

Section 6.1 or 6.2 above, as the case may be, equal to the excess, if any, of
(i) the value per share of the cash, securities and other property that the Personal Representative of the Employee would have received (or that the Company received in which the Personal Representative of the Employee would have had a beneficial interest as a stockholder of the Company) had the Shares not been previously so repurchased over (ii) the payment received by the Personal Representative of the Employee with respect to each such Share pursuant to
Section 6.1 or 6.2 above, as the case may be. Each payment to the Personal Representative of the Employee pursuant to this Section 6.3 shall be made either in cash or in the form of the securities and other property received by the Company or its stockholders, as the case may be.

     6.4. TRANSFEREES OF THE EMPLOYEE; LEGEND. Any permitted transferee of the Shares under the Stockholder Agreement, including without limitation any Personal Representative or Family Member (as such terms are defined in the Stockholder Agreement) of the Employee, shall be bound by, and have the benefit of, the provisions of this Section 6. Except as otherwise permitted by this
Section 6.4, each certificate representing the Shares shall, in addition to any legends required under the Stockholder Agreement, bear a legend in or substantially in the following form:

     "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS IN FAVOR OF THE COMPANY CONTAINED IN AN EMPLOYMENT, NON-COMPETITION AND STOCK REPURCHASE AGREEMENT, DATED AS OF __________, 1998, A COPY OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

Whenever the requirements of this Section 6.4 shall terminate as to any Shares pursuant to Section 7.3 below, the holder thereof shall be entitled to receive from the Company, at the Company's expense, new certificates representing the Shares without such legend.

     6.5. DELAY FOR VALUATION OR RECEIPT OF INSURANCE PROCEEDS. In the event that, (a) as a result of any requirement to determine the Fair Market Value of the Company by means of an appraisal pursuant to and in accordance with the definition of "Market Value Per Share", the Market Value Per Share has not been determined at the time that the closing of any purchase and sale of Shares pursuant to this Section 6 is otherwise scheduled to occur, or (b) as a result of the Company's failure to receive the proceeds from the Insurance Policy, the Company is not able to pay the repurchase price at the time that the closing of any purchase and sale of Shares pursuant to this Section 6 is otherwise scheduled to occur then, and notwithstanding anything to the contrary set forth in this Section 6 or in
Section 7 below, such closing shall be delayed until, in the case of clause (a) above, the Market Value Per Share has been determined pursuant to and in accordance with the definition thereof, and such closing shall in any event occur within thirty (30) days after the date of such determination, and, in the case of clause (b), such insurance proceeds have been received, provided that such closing shall in any event occur within ninety (90) days after the date of the applicable determination of Market Value Per Share.

     7.   OTHER REPURCHASE PROVISIONS.

     7.1. REPURCHASE RESTRICTIONS.

     (A)  REPURCHASE TERMS. Notwithstanding any provision to the contrary in
Section 6 above, if the Company is prohibited by the terms of any of the Company's or any of its Subsidiaries' agreements with its or their lenders (including, without limitation, the Company's senior credit agreement with Bank of America, N.T. & S.A., and the Indenture with respect to the Company's Senior Subordinated Notes) (any such agreement, a "Subordinating Agreement") from
                                            -----------------------
making any payments of any portion of the repurchase price for any of the Shares in cash, the Company shall be entitled to complete the repurchase of such Shares as to which payment of the repurchase price in cash is not so prohibited by delivering to the Employee a check for the repurchase price thereof. The Company further shall be entitled to complete the repurchase of the other Shares to be repurchased by it, or any portion thereof, on the first date on which such payment is not so prohibited by any applicable Subordinating Agreement, provided that if the closing date of such repurchase is more than six (6) months after the Employee's Termination of Employment, then, if the repurchase price for the Shares is based on the Market Value Per Share, the repurchase price shall be calculated based on the Market Value Per Share as of the date of such closing instead of as of the date of the Employee's Termination of Employment. The Company agrees that in the event that it is permitted by the terms of any Subordinating Agreement to repurchase shares of its Common Stock in cash, it shall promptly exercise its rights to complete any such repurchase delayed pursuant to this Section 7.1(a), provided that any such repurchase shall be pro rata with all other such delayed repurchases and then-current repurchases, whether hereunder or under any other employment or stock repurchase agreement of the Company in force from time to time.

     (B) IMPAIRMENT OF CAPITAL. If, even after giving effect to the provisions of Section 7.1(a) hereof, the Company is prohibited by law from repurchasing any Shares which it is entitled to repurchase hereunder due to any existing or prospective impairment of its capital, the closing of such repurchase shall be delayed until the first date on which the Company has sufficient capital to lawfully repurchase such Shares (the "Delayed Closing Date"), and when
                                      ------- ------- ----
completed, any
payments of the repurchase price shall be applied pro rata in accordance with the proviso to Section 7.1(a) above. In the event of any such delay of a closing, the Company will be obligated to pay, on the Delayed Closing Date, interest on the repurchase price for such Shares, at the Prime Rate as published from time to time in the "Wall Street Journal" from the date on which the closing of the repurchase of such Shares was originally scheduled to occur to the Delayed Closing Date.

     7.2. PAYMENT FOR SHARES. Subject to the provisions of Sections 6.5 and 7.1 above, at any closing held to consummate any repurchase of Shares hereunder, the Employee's Personal Representative shall deliver to the Company, the stock certificates representing such Shares, duly endorsed in blank or with duly executed stock powers attached, and free and clear of all Liens, and the Company shall deliver to the Employee's Personal Representative a check or checks in an amount equal to such amount of the repurchase price for such Shares calculated in accordance with the terms and provisions hereof.

     7.3. TERMINATION OF REPURCHASE PROVISIONS. All of the repurchase rights and obligations contained in this Agreement (excluding, for the avoidance of doubt, any rights arising under Section 6.3 above) shall terminate immediately after the completion of any Disposition Event or Qualified Public Offering; provided, however. that no such termination shall relieve the Company from any obligation or liability with respect to (i) any note issued in accordance with
Section 7.1 hereof, or (ii) any repurchase which was deferred pursuant to
Section 7.1 and not honored on or before such termination.

     7.4 ADJUSTMENT OF REPURCHASE PRICE. Upon any stock split, reverse stock split, recombination of shares or other similar reorganization of the capital structure of the Company, the repurchase price otherwise payable upon the repurchase of any Shares pursuant to Section 6 hereof shall be proportionally adjusted, as appropriate, to reflect such reorganization.

     8. CERTAIN COVENANTS. The Employee hereby covenants as follows, which covenants shall be in addition and without prejudice to any other confidentiality, noncompetition, nonsolicitation, and/or similar covenants to which the Employee may be subject from time to time including without limitation those set forth in the Klearfold Merger Agreement:

     (A) CONFIDENTIALITY. Both during and following the term of this Agreement and the Employee's employment hereunder, and thereafter during any Board Right Period, the Employee shall maintain the confidentiality of all confidential, sensitive, or proprietary information of the Company and/or its Subsidiaries, including without limitation with respect to their respective businesses, finances, affairs, and/or technology, which shall be and remain the exclusive property of the Company and/or its respective Subsidiaries, as the case may be, and except as previously authorized in writing by the Company, and except with respect to information that has otherwise become public through no action or omission on the part of the Employee, shall not disclose any such information to any third party, or use it for any purpose other than in the discharge of his employment duties and responsibilities in the ordinary course of the Company's business. Upon the termination of the Employee's employment with the Company, the Employee shall promptly return to the Company all documents and other tangible media that contain or reflect any confidential, sensitive, or proprietary information of the Company and/or its Subsidiaries (including all copies, reproductions, digests, abstracts, analyses, and notes) in his possession or control, and will destroy any related computer files on any equipment not owned by the Company or its Subsidiaries. Notwithstanding the foregoing, if the Employee is required by law or regulation to disclose any confidential, sensitive, or proprietary information of the Company and/or its Subsidiaries, the Employee will provide the Company with prompt notice of such disclosure obligation so that the Company may seek a protective order or take other appropriate action and/or waive compliance with this Section 8(a) to the extent of such required disclosure. In the absence of such a waiver, if the Employee is, in the opinion of his counsel, compelled to disclose any such information upon pain of liability for contempt or other censure or penalty, the Employee may disclose such information to the relevant court or other tribunal or governmental authority without liability hereunder, but notwithstanding such disclosure, such information shall remain confidential under this Section 8(a) after such disclosure.

     (B) NON-COMPETITION. In consideration for, among other things, the Company's agreements herein and recognizing the Employee's status as an Investor in the Company pursuant to the Investment Agreement and as a stockholder of the Company, the Employee hereby agrees that, (i) during any period during which the Employee is employed by the Company and/or receiving any compensation pursuant to this Agreement, including, without limitation, compensation pursuant to
Section 5(a) and 5(b) hereof during the Initial Severance Period, the Additional Severance Period, if any, and any other period during which payments are being made to the Employee pursuant to and in accordance with such Sections 5(a) and 5(b) or Section 5(d) hereof, (ii) during any Board Right Period, and (iii) if the Employee's employment with the Company terminates pursuant to Section 4(b) (by the Company for Cause) or Section 4(e) (by the Employee without Good Reason) hereof, then also during the longer of (x) the period of one year commencing on the date of such Termination of Employment, and (y) the period of two years from the Closing Date, all of which applicable periods shall automatically be extended by a period of time equal to any period in which the Employee is in breach of any obligations under this Section 8 (all of which applicable periods, including any such extension, the "Restricted Period"), the Employee shall not
                                   ---------- ------
engage, directly or indirectly (except as a stockholder, director, officer, and/or employee of the Company and/or any of its Subsidiaries), as a proprietor, equityholder, investor

(except as a passive investor holding not more than 3% of the outstanding capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative, or in any other capacity: (A) in the manufacture of folding cartons or sleeves manufactured, at least in part, of rigid plastic, (B) the manufacture, design, printing or production of specialty packaging products for use in the cosmetics, entertainment (including recorded music, video, software, multimedia and electronic gaming) or tobacco markets, in each case anywhere in the world (the Employee hereby acknowledging that the Company and its Subsidiaries do such business worldwide), or (C) in any other business which the Company or any of its Subsidiaries may conduct at any time during the period of the Employee's employment hereunder, anywhere that the Company or any its Subsidiaries may conduct such business at any time during the term of such noncompetition obligations.

     (C) NON-SOLICITATION OF EMPLOYEES, ETC. During the Restricted Period, the Employee shall not directly or indirectly recruit, solicit, induce, or attempt to induce any of the employees or independent contractors of the Company or any of its Subsidiaries to terminate their employment or contractual relationship with the Company or such Subsidiary; and shall not assist any other Person to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 3% of the capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any Person who does or attempts to do so.

     (D) NON-SOLICITATION OF CUSTOMERS, SUPPLIERS, ETC. During the Restricted Period (extended as described in Section 8(c) above), the Employee shall not directly or indirectly solicit, divert, take away, or attempt to divert or take away, from the Company or any of its Subsidiaries any of the business or patronage of any of their respective customers, clients, accounts, vendors, or suppliers, or induce or attempt to induce any such Person to reduce the amount of business it does with the Company or any of its Subsidiaries, and the Employee shall not assist any other Person to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 3% of the capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any Person who does or attempts to do so.

     (E) TERMINATION OF CERTAIN COVENANTS. The covenants of the Employee set forth in Sections 8(b) - (d) hereof shall not apply at any time other than during the Restricted Period (but the termination of such covenants shall be without prejudice to any other confidentiality, noncompetition, nonsolicitation, and/or similar covenants to which the Employee may be subject from time to time, including without limitation those set forth in the Klearfold Merger Agreement). For the avoidance of doubt, in the event that the covenants set forth in Section 8(b) are no longer binding upon the Employee, the fact of the Employee's engaging in any activity which would have been prohibited to the Employee under Section 8(b) shall not by itself constitute a violation of the Employee's covenants in any of Sections 8(c), 8(d) and 8(f) hereof and it shall not be a violation of either
Section 8(c) or Section 8(d) for the Employee to provide services in any capacity to another Person who may engage in conduct prohibited by either such section, so long as Employee does not directly assist or participate in, or provide consultation with respect to, such prohibited conduct.

     (F) NON-DISPARAGEMENT. Both during and following the term of this Agreement and the Employee's employment hereunder, the Employee shall not disparage, deprecate, or make any negative comment with respect to the Company or any of its Subsidiaries or their respective businesses, operations, or properties.

     (G) EQUITABLE REMEDIES. The Employee hereby acknowledges that any breach by him of his obligations under this Section 8 would cause substantial and irreparable damage to the Company, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that the Company shall be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations (in addition to all other rights and remedies to which the Company may be entitled in respect of any such breach).

     (H) MODIFICATION. In the event that a court of competent jurisdiction determines that any of the provisions of this Section 8 would be unenforceable as written because they cover too extensive a geographic area, too broad a range of activities, or too long a period of time, or otherwise, then such provisions shall automatically be modified to cover the maximum geographic area, range of activities, and period of time as may be enforceable, and in addition, such court is hereby expressly authorized so to modify this Agreement and to enforce it as so modified. No invalidity or unenforceability of any section of this Agreement or any portion thereof shall affect the validity or enforceability of any other section or of the remainder of such section.

     9.   MISCELLANEOUS.

     (A)  BENEFITS OF AGREEMENT; NO ASSIGNMENTS; THIRD-PARTY BENEFICIARIES.

     (i) This Agreement shall bind and inure to the benefit of the parties hereto, and the respective heirs, successors, and permitted assigns of each of them.

     (ii) Except to the extent expressly contemplated by Section 6.4 hereof and, subject to Section 6.2(d) hereof, pursuant to the Stockholder Agreement, neither party hereto shall assign any rights or delegate any obligations hereunder without the consent of the other party (except that the Company may assign its rights and delegate its obligations hereunder to any successor to its business, whether by merger or consolidation, sale of stock or of all or substantially all of assets, or otherwise), and any attempt to do so shall be void.

     (iii) Nothing in this Agreement is intended to or shall confer any rights or remedies on any Person other than the parties hereto and their respective heirs, successors, and permitted assigns.

     (B) NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed to the recipient party at his or its address set forth in the first paragraph hereof, to the attention of Richard Block and David Underwood, if the Company is the intended recipient party, (or to such other address or other Person's attention as the recipient party may have furnished to the sending party for the purpose pursuant to this section).

     (C) COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same agreement. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     (D) CAPTIONS. The captions of sections or subsections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement.

     (E) CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

     (F) WAIVERS; AMENDMENTS. No waiver of any breach or default hereunder shall be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder shall be or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No amendment or modification of this Agreement shall be valid or binding unless in a writing signed by both the Employee and the Company.

     (G) ENTIRE AGREEMENT. This Agreement and the Stockholder Agreement contain the entire understanding and agreement between the parties, and supersede any prior understandings or agreements between them, with respect to the subject matter hereof.

     (H) GOVERNING LAW. This Agreement shall to the maximum lawful extent be governed by and interpreted and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, as applied to contracts under seal made, and entirely to be performed, within Pennsylvania, and without reference to principles of conflicts or choice of law.

     IN WITNESS WHEREOF, each of the Company and the Employee has executed and delivered this Employment, Non-Competition and Stock Repurchase Agreement as an agreement under seal as of the date first above written.


COMPANY:                      IMPAC GROUP, INC.

                              /s/ Richard Block
                              -----------------------------
                              By
                              Name: Richard Block
                              Title:

                              /s/ H. Scott Herrin
EMPLOYEE:                     ------------------------------
                              Name: H. Scott Herrin